UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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☐	Soliciting Material Pursuant to §240.14a-12

SIGNATURE GROUP HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

James A. McIntyre
J. Hunter Brown
Barton I. Gurewitz
Robert A. Peiser
Joyce White
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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James A. McIntyre, together with the other participants named therein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of a slate of director nominees at the 2012 annual meeting of stockholders of Signature Group Holding, Inc., a Nevada corporation.

On July 5, 2012, Mr. McIntyre issued the following press release:

GOLD CARD NOMINEES FILE DETAILED INVESTOR PRESENTATION OUTLINING CASE FOR CHANGE AT SIGNATURE GROUP HOLDINGS

Urge Stockholders to Support Real Change on the Signature Board By Voting for the “Gold Card” Director Nominees

SANTA BARBARA, CA – July 5, 2012 – James A. McIntyre, the largest individual stockholder of Signature Group Holdings, Inc. (OTC: SGGH) and the other GOLD Card Nominees today announced that they have filed an investor presentation with the Securities and Exchange Commission (“SEC”) in connection with the 2012 Annual Meeting scheduled to be held on July 24, 2012.

The GOLD Card Nominees believe that the presentation makes a compelling case for the election of their five independent, experienced and highly qualified GOLD Card Nominees -- J. Hunter Brown, Barton I. Gurewitz, James A. McIntyre, Robert A. Peiser and Joyce White -- to the Signature board.

The investor presentation is available at the SEC’s website and can also be viewed at www.viewourmaterial.com/SGGH.

Highlights of the presentation include:

•	The case for change at Signature, including the:

o	Ongoing failures by the Signature Board and management team;
o	Continued poor performance and value destruction;
o	Flawed acquisition strategy;
o	Inability to capitalize on the Company’s only significant asset -- $900 million in net operating losses, or NOLs;
o	Failure to provide stockholders with current financial information for almost two years;
o	Dysfunctional Board and serious corporate governance concerns;
o	Abuse of NOL poison pill by current Board; and
o	Misaligned link between performance and compensation.

•	The GOLD Card Nominees’ comprehensive, developed plan to unlock value and protect all stockholders:

o	Target a limited number of significant transactions that could PROMPTLY unlock the value of the Company’s approximately $900 million in current NOLs;
o	Abandon management’s current flawed plan to create a complex operating company through a series of small transactions and acquisitions;
o	Eliminate unnecessary and egregious Board approved compensation expenses;
o	Hire a new CEO;
o	Improve corporate communications and transparency; and
o	Improve Signature’s corporate governance.

•	The highly qualified GOLD Card Nominees:

o	Extensive experience leading companies as CEOs;
o	Significant track records as public company Board members;
o	Strong backgrounds in the financial services industry;
o	Expertise and backgrounds in corporate governance;
o	A commitment to work solely in the interest of stockholders with a plan to unlock the value of Signature’s only real asset in a timely manner; and
o	A commitment to strong corporate governance and a soundly functioning Board to protect stockholder interests.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT MACKENZIE PARTNERS, INC., GOLD CARD NOMINEES’ PROXY SOLICITOR, TOLL-FREE AT (800) 322-2885 OR COLLECT AT (212) 929-5500 OR AT PROXY@MACKENZIEPARTNERS.COM